                                                                    EXHIBIT 23.1

[Letterhead of BDO Seidman, LLP]


Consent of Independent Certified Public Accountants


American Business Financial Services, Inc.
Bala Cynwyd, Pennsylvania


We hereby consent to the incorporation in the Prospectus Supplement of Prudential Securities Secured Financing Corporation relating to the ABFS Mortgage Loan Trust 2000-1 of our report dated March 15, 2000, relating to the balance sheet of ABFS Mortgage Loan Trust 2000-1 as of March 15, 2000.



                                                      BDO Seidman, LLP


Philadelphia, Pennsylvania
March 22, 2000